Exhibit 10.1

THIS UNSECURED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR ANY SUCH STATE LAWS OR UNLESS THE BORROWER HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED PROMISSORY NOTE

Date of Issuance
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FOR VALUE RECEIVED, Stryve Foods, LLC, a Texas limited liability company (the “Borrower”), hereby promises to pay _______________________ (the “Lender”), the principal amount of __________________, together with accrued interest on the unpaid outstanding principal amount hereof from and after the date hereof. Interest shall accrue on the original principal amount of this Note at a rate of one percent (1%) per month (the “Interest Rate”) and shall be payable in accordance with the amortization schedule attached hereto as Schedule I; provided, that, upon the occurrence, and during the continuance of an Event of Default (as defined below), at the option and upon the declaration of the Lender, the entire unpaid principal amount of this Note shall accrue at a rate of eighteen percent (18%) per annum. The unpaid principal amount of this Note, together with all accrued and unpaid interest and fees, including the Origination Fee (as defined below), shall be due and payable on December 28, 2026 (the “Maturity Date”). This Note carries an original issue discount of ___________, representing a discount of ten percent (10%) to the principal amount. The Borrower shall pay to __________________________, a fully earned and non-refundable origination fee equal to __________________ due and payable on the Funding Date (as defined below) pursuant to the wire instructions on Annex I attached hereto.

1. Payment. All payments shall be made in lawful money of the United States of America at the address set forth in Section 7.4, or such other address as the Lender may direct in writing. Beginning March 28, 2025, and continuing on the twenty-eighth day of each consecutive month thereafter through and including the Maturity Date, the Borrower shall make monthly payments of interest; thereafter, beginning July 28, 2025, and continuing on the twenty-eighth day of each consecutive month thereafter through and including the Maturity Date, the Borrower shall make monthly payments of principal and interest in the amounts set forth on the amortization schedule attached hereto as Schedule I; provided, however, that the Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part; provided, further, that, in the event the Borrower shall prepay this Note in full, only the unpaid outstanding principal amount shall be due. Payment shall be credited first to Costs (as defined below), if any, then to accrued and unpaid interest and the remainder applied to the outstanding principal amount of this Note. No premium or penalty shall be payable in connection with any payment in respect hereof. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

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2. [Reserved].

3. Security; Subordination. This Note is unsecured, and in that respect, this Note is subordinate in lien priority to the Borrower’s obligations to the Senior Lenders pursuant to the Senior Credit Agreements and the Noteholders pursuant to the Bridge Notes. Borrower hereby acknowledges and agrees that (a) there are no provisions in the Senior Credit Agreements, Bridge Notes, or any other agreement to which the Borrower is a party that prohibit or limit any payment from Borrower to Lender or ____________ pursuant to the terms hereof, and (b) the Senior Credit Agreements, Bridge Notes, or any other agreement to which the Borrower is a party shall not be amended or modified to prohibit or limit any payments made hereunder without Lender’s prior written consent. As used herein, “Senior Credit Agreements” means (x) that certain Revenue Loan and Security Agreement dated as of September 28, 2022, by and among Christopher J. Boever, the Borrower, the guarantors party thereto from time to time, and Decathlon Alpha V, L.P., a Delaware limited partnership, as the same may be amended from time to time, and (y) that certain Invoice Purchase and Security Agreement dated as of September 28, 2022, between the Borrower, Braaitime LLC, Biltong Acquisition Company, LLC, Kalahari Snacks, LLC, and Alterna Capital Solutions LLC, as the same may be amended from time to time. As used herein, “Bridge Notes” means those certain Promissory Notes executed by the Borrower in favor of (a) Proxima Capital L.P., dated as of April 19, 2023, (b) Christopher J. Boever, dated as of September 23, 2024, and (c) Denali Texas 16240 Gateway Industrial, LLC, dated as of February 6, 2025.

4. Effectiveness. This Note shall be effective upon the later of (a) the execution of this Note on the date hereof, and (b) the date upon which funding of this Note as requested by the Borrower is completed. The date upon which the Lender funds _________________ to the Borrower, at the Borrower’s request, shall be referred to herein as the “Funding Date”.

5. Representations and Warranties of the Borrower. In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lender that:

5.1 Organization, Good Standing and Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Authorization and Enforceability. All limited liability company action has been taken on the part of the Borrower, its officers, members and/or managers necessary for the authorization, execution and delivery of this Note. This Note has been duly and validly executed and delivered and constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

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6. Defaults and Remedies.

6.1 Events of Default. An event of default (“Event of Default”) shall exist if:

(a) The Borrower fails to pay when due any principal or interest in accordance with this Note and such failure continues for more than thirty (30) days after the principal and/or interest became due and payable, whether at maturity or by acceleration or otherwise;

(b) Any representation, warranty or other written statement of the Borrower made pursuant to this Note is incorrect or misleading in any material respect when given;

(c) The Borrower shall be in default under any instrument or agreement to which it is a party relating to any indebtedness senior to the Note, if the maturity of or any payment with respect to such indebtedness has been accelerated or demanded due to such default;

(d) The Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower, or the Borrower or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Borrower; or

(e) Within sixty (60) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated.

6.2 Remedies. Upon the occurrence, and during the continuance, of an Event of Default, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

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7. Miscellaneous.

7.1 Successors and Assigns. This Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however that neither the Borrower nor the Lender may assign its respective rights and obligations under this Note without the written consent of the Lender or the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), as applicable. Notwithstanding the foregoing, Lender may at any time, and from time to time, as it may deem appropriate, assign, in whole or in part, all of its rights and interests under this Note to an Affiliate of Lender without the prior written consent of the Borrower. As used herein, “Affiliate” means with respect to any person, any other person that is directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such person. For purposes of the definition of “Affiliate”, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members, shareholders, or partners of such person or power to control the composition of a majority of the board of directors of such person; the terms “controlling” and “controlled” have correlative meanings. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

7.2 Governing Law. This Note shall be governed by and construed under the laws of the State of Texas, without regard to principles of conflicts of law. The parties agree that the forum for any suit, action or proceeding brought by either party to enforce the terms of this Note shall be federal or state courts of competent subject matter jurisdiction located in Dallas County, Texas and each party expressly consents to the personal jurisdiction of the federal and state courts located in Dallas County, Texas, and waives all objections to jurisdiction and venue of such courts. Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the indebtedness evidenced by this Note.

7.3 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

7.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case at the following addresses and email addresses (or to such other address or email address as a party hereto may have specified by notice given to the other party hereto pursuant to this provision):

If to the Borrower:	Stryve Foods, LLC PO Box 684 Frisco, Texas 75034 Attention: Email:

If to the Lender:	[Lender Name] _____________________ _____________________ Attention: Email:

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7.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.7 Indemnity; Costs, Expenses and Attorneys’ Fees. The Borrower shall indemnify and hold the Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of the Lender’s counsel, which the Lender may directly or indirectly suffer or incur by reason of the failure of the Borrower to perform any of its obligations under this Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies, or any agreement executed in connection herewith (collectively, “Costs”), provided, however, the indemnity agreement contained in this Section 7.7 shall not apply to liabilities which the Lender may directly or indirectly suffer or incur by reason of the Lender’s own gross negligence or willful misconduct.

7.8 Further Assurance. From time to time, the Borrower shall execute and deliver to the Lender such additional documents and shall provide such additional information to the Lender as the Lender may reasonably require to carry out the terms of this Note, and any agreements executed in connection herewith.

7.9 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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7.10 Entire Agreement; Amendments and Waivers. This written loan agreement (as defined by Section 26.02 of the Texas Business and Commerce Code) represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender.

7.11 Officers and Directors not Liable. In no event shall any officer or director of the Borrower be liable for any amounts due and payable pursuant to this Note.

7.12 Usury Savings Provision. The parties hereto intend, at all times, to comply strictly with the applicable federal or Texas law governing the maximum rate or amount of interest payable in respect of this Note. If applicable law is ever changed or judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, (ii) contracted for, charged, taken, reserved or received by reason of the Lender’s acceleration the maturity of this Note, or (iii) the Borrower has paid or the Lender will receive, then it is the express intent of the parties hereto that all amounts charged in excess of the Maximum Lawful Rate (as defined below) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by the Lender shall be applied to the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise due hereunder; provided, however, that, if this Note is paid in full before the Maturity Date, then the Borrower and the Lender agree that the Lender shall, with reasonable promptness after the Lender discovers or is advised by the Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, refund such excess interest to the Borrower. All sums contracted by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender pursuant to this Note may, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full hereof, so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Lawful Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7.13 Maximum Lawful Rate. As used herein, “Maximum Lawful Rate” means the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note. If on any day the Interest Rate hereunder in respect of any indebtedness under this Note shall exceed the Maximum Lawful Rate for that day, the Interest Rate shall be fixed at the Maximum Lawful Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Lawful Rate. If such maximum rate of interest changes after the date hereof, the Maximum Lawful Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Lawful Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

[signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

STRYVE FOODS, LLC

By:	Andina Holding, LLC, its sole Member

By:	Stryve Foods, Inc., its Managing Member

By:
R. Alex Hawkins
Chief Financial Officer

[LENDER]

By:
Name:

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